Penn Series Funds, Inc.
Shareholder Voting Results (Unaudited)

Penn Series held a Special Meeting of Shareholders at the office of Penn Mutual on Wednesday, December 15, 2010.

At the meeting the shareholders were asked to:

1. Elect a Board of Directors (Board) for the Company. The following Directors were elected to the Board:


				FOR			AGAINST 		PERCENT TOTAL FOR
Eugene Bay			463,197,266.977		37,955,722.690		92.426%
Robert E. Chappell		463,209,095.206		37,943,894.461		92.429%
Archie Craig MacKinlay		464,085,916.348		37,067,073.319		92.604%
Charles E. Mather III		463,550,607.023		37,602,382.644		92.497%
Rebecca C. Matthias		464,585,751.374		36,567,238.293		92.703%
Eileen C. McDonnell		464,309,454.864		36,843,534.803		92.648%
David B. Pudlin			463,730,176.617		37,422,813.050		92.533%
M. Donald Wright		463,617,666.823		37,535,322.844		92.510%


2. Approve amendments to the investment advisory agreements between ICMI and the Company, on behalf of the Large Core Growth Fund and Large Core Value Fund. The following votes were cast:



				FOR			AGAINST 		ABSTAIN
Large Core Growth Fund		10,475,000.873		2,892,128.213		536,192.337
Large Core Value Fund		14,199,634.054		2,902,913.749		736,664.007

3. Approve amendments to the investment advisory agreements between ICMI and the Company for the Money Market Fund, Quality Bond Fund, High Yield Bond Fund, Flexibly Managed Fund, Large Growth Stock Fund, Large Cap Value Fund, Small Cap Value Fund and International Equity Fund. The following votes were cast:




				FOR			AGAINST 		ABSTAIN
Money Market Fund 		115,015,040.382		29,916,465.956		9,183,100.552
Quality Bond Fund		31,405,606.961		2,597,116.225		949,341.738
High Yield Bond Fund		12,948,629.464		1,983,071.167		534,626.862
Flexibly Managed Fund		50,806,242.221		8,857,348.341		2,911,966.107
Large Growth Stock Fund		10,291,296.753		772,187.732		134,878.005
Large Cap Value Fund		10,121,037.992		1,332,011.889		341,947.118
Small Cap Value Fund		9,032,566.942		1,012,856.984		203,306.860
International Equity Fund	14,288,635.982		2,695,088.144		802,841.199

4. Approve amendments to, reclassifications of or removal of the fundamental policies for the Money Market Fund, Limited Maturity Bond Fund, Quality Bond Fund, High Yield Bond Fund, Flexibly Managed Fund, Large Growth Stock Fund, Large Cap Growth Fund, Large Cap Value Fund, Index 500 Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Mid Core Value Fund, Small Cap Value Fund, Small Cap
Growth Fund and International Equity Fund.   The following votes were cast:

Proposal 4A-1.  Amending Language to Fundamental Policy Regarding
Diversification



				FOR			AGAINST 		ABSTAIN
Money Market Fund		126,063,694.706		18,973,492.179		9,077,420.005
Limited Maturity Bond Fund	12,446,540.083		329,862.070		259,779.700
Quality Bond Fund		33,046,189.361		937,170.870		968,704.693
Large Cap Growth Fund		3,371,983.950		137,674.365		112,214.332
Large Cap Value Fund		10,654,983.554		724,861.634		415,151.811
Index 500 Fund			26,984,847.035		1,906,940.959		1,172,353.544
Mid Cap Growth Fund		10,052,215.316		412,499.027		151,527.035
Mid Cap Value Fund		8,894,558.578		498,790.582		220,003.340
Mid Core Value Fund		4,198,571.697		388,608.728		338,919.327
International Equity Fund	15,837,268.736		1,136,711.216		812,585.373
REIT Fund			6,115,168.361		234,445.994		158,758.544
High Yield Bond Fund		13,897,629.028		1,089,692.956		479,005.509
Flexibly Managed Fund		55,868,217.539		3,759,811.585		2,947,527.545
Large Growth Stock Fund		10,697,034.401		277,995.205		223,332.884
Small Cap Growth Fund		3,951,458.761		243,446.976		86,896.613
Small Cap Value Fund		9,545,456.055		528,441.326		174,833.405

Proposal 4A-2. Amending Language to Fundamental Policy Regarding Investments in Real Estate




				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,800,254.434		19,128,000.086		9,186,352.370
Large Cap Value Fund		10,569,257.645		775,019.517		450,719.837
International Equity Fund	15,420,315.165		1,136,711.216		12,585.373

Proposal 4A-3. Amending Language to Fundamental Policy Regarding Investments in Commodities




				FOR			AGAINST 		ABSTAIN
Money Market Fund		126,005,474.214		18,953,299.159		9,155,833.517
Limited Maturity Bond Fund	12,518,196.377		328,061.995		189,923.481
Quality Bond Fund		32,830,163.056		1,134,458.779		987,443.089
High Yield Bond Fund		13,651,643.153		1,285,914.716		528,769.624
Flexibly Managed Fund		55,545,516.832		4,046,216.154		2,983,823.683
Large Growth Stock Fund		10,644,728.933		329,838.147		223,795.410
Large Cap Value Fund		10,650,719.956		714,385.566		429,891.477
Index 500 Fund			27,063,919.396		1,953,186.884		1,047,035.258
Mid Cap Growth Fund		9,847,773.823		624,136.856		144,330.699
Mid Cap Value Fund		8,654,788.665		724,871.763		233,692.072
International Equity Fund	15,538,7820.530		1,447,858.202		799,924.593
REIT Fund			5,948,620.093		376,982.739		182,770.067

Proposal 4A-4. Amending Language to Fundamental Policy Regarding Lending and Making Loans



				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,742,781.551		19,208,043.977		9,163,781.362
Large Growth Stock Fund		10,600,165.710		404,473.139		193,723.641
Quality Bond Fund		32,708,321.730		1,307,283.144		936,460.050
High Yield Bond Fund		13,502,914.106	 	1,436,924.087		526,489.300
Flexibly Managed Fund		54,322,234.346		5,191,473.741		3,061,848.582
Large Cap Value Fund		10,519,139.228		840,513.491		435,344.280
Small Cap Growth Fund		3,864,341.313		317,634.742		99,826.295
Small Cap Value Fund		9,346,636.089		694,910.220		207,184.477
International Equity Fund	15,271,847.947		1,705,078.225		809,639.153
Limited Maturity Bond Fund	12,475,692.936		352,871.491		207,617.426
Large Cap Growth Fund		3,351,555.520		184,645.707		85,671.420
Mid Cap Growth Fund		9,686,450.491		760,016.051		169,774.836
Index 500 Fund			26,649,915.393		2,216,615.686		1,197,610.459
Mid Cap Value Fund		8,500,923.824		881,515.978		230,912.698
Mid Core Value Fund		4,112,523.535		450,188.734		336,585.494
REIT Fund			5,883,338.803		455,088.179		169,945.917

Proposal 4A-5.  Amending Language to Fundamental Policy Regarding Borrowing




				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,767,169.264		19,302,258.551		9,045,179.075
Quality Bond Fund		32,797,083.198		1,183,592.225		971,389.501
High Yield Bond Fund		13,423,610.667		1,507,271.966		535,444.860
Flexibly Managed Fund		54,308,069.993		5,150,939.736		3,116,546.940
Large Growth Stock Fund		10,607,254.643		393,344.710		197,763.137
Large Cap Value Fund		10,595,129.994		748,728.622		451,138.383
Small Cap Growth Fund		3,851,726.845		328,645.727		101,429.778
Small Cap Value Fund		9,355,409.463		696,641.528		196,679.795
International Equity Fund	15,186,099.468		1,758,615.039		841,850.818

Proposal 4A-6.  Amending Language to Fundamental Policy Regarding
Underwriting




				FOR			AGAINST 		ABSTAIN
Limited Maturity Bond Fund	12,472,512.655		341,815.740		221,853.458
Large Cap Growth Fund		3,397,491.759		138,422.065		85,958.823
Index 500 Fund			26,638,790.066		2,159,522.499		1,265,828.973
Mid Cap Value Fund		8,763,477.853		550,604.764		299,269.883
Mid Cap Growth Fund		10,003,677.956		447,851.355		164,712.067
Mid Core Value Fund		4,124,523.535		464,990.723		336,585.494
REIT Fund			5,912,047.489		421,078.983		175,246.427
Money Market Fund		125,757,456.807		19,299,700.557		9,057,449.526
Quality Bond Fund		32,944,197.943		1,013,030.272		994,836.709
High Yield Bond Fund		13,437,552.076		1,493,053.168		535,722.249
Flexibly Managed Fund		55,437,822.296		4,074,910.113		3,062,824.260
Large Cap Value Fund		10,580,840.415		772,250.936		441,905.648
Small Cap Growth Fund		3,923,749.967		258,622.771		99,429.612
Small Cap Value Fund		9,490,106.606		563,522.270		195,101.910
International Equity Fund	15,346,389.948		1,553,954.495		886,220.882
Large Growth Stock Fund		10,614,579.323		391,124.042		192,659.125

Proposal 4A-7.  Amending Language to Fundamental Policy Regarding Senior
Securities



				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,961,904.012		19,095,253.352		9,057,449.526
Quality Bond Fund		32,727,495.804		1,227,541.825		997,027.295
High Yield Bond Fund		13,795,971.719		1,145,993.945		524,361.829
Flexibly Managed Fund		55,628,428.756		3,864,222.531		3,082,905.382
Large Growth Stock Fund		10,677,535.174		330,989.876		189,837.440
Large Cap Value Fund		10,620,829.535		716,262.374		457,905.090
International Equity Fund	15,459,548.700		1,502,056.765		824,959.860
Limited Maturity Bond Fund	12,464,859.308		351,641.645		219,680.900
Large Cap Growth Fund		3,412,694.008		116,099.801		93,078.838
Index 500 Fund			26,991,887.066		1,971,450.519		1,100,803.953
Mid Cap Growth Fund		10,029,972.634		433,426.558		152,842.186
Mid Cap Value Fund		8,873,551.739		504,062.343		235,738.418
Mid Core Value Fund		4,159,762.065		407,604.670		358,733.017
REIT Fund			6,047,884.638		300,762.403		159,725.858
Small Cap Growth Fund		3,948,706.833		239,389.099		93,706.418
Small Cap Value Fund		9,527,809.739		503,205.999		217,715.048

Proposal 4A-8. Amending Language to Fundamental Policy Regarding Industry Concentration




				FOR			AGAINST 		ABSTAIN
Index 500 Fund			26,887,707.480		1,992,507.173		1,183,926.885
Quality Bond Fund		32,871,665.837		1,026,101.436		1,054,297.651
Limited Maturity Bond Fund	12,554,237.678		303,255.992		178,688.183


Proposal 4B-1. Reclassify Fundamental Policy Regarding Investments in Equity Securities As a Non-Fundamental Policy




				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,728,578.196		19,187,655.847		9,198,372.847
High Yield Bond Fund		13,639,891.558		1,280,401.605		546,034.330

Proposal 4B-2. Reclassify Fundamental Policy Regarding Investments in Restricted or Illiquid Securities As a Non-Fundamental Policy




				FOR			AGAINST 		ABSTAIN
Quality Bond Fund		32,686,492.698		1,226,727.302		1,038,844.924
Large Cap Value Fund		10,402,649.479		932,492.682		459,854.838
International Equity Fund	15,324,065.124		1,614,533.277		847,966.924

Proposal 4B-3. Reclassify Fundamental Policy Regarding Purchases on Margin and Short Sales As a Non-Fundamental Policy




				FOR			AGAINST 		ABSTAIN
Money Market Fund		127,716,036.621		17,460,795.667		8,937,774.602
Quality Bond Fund		32,852,753.205		1,083,729.142		1,015,582.577
High Yield Bond Fund		13,850,845.244		1,076,833.400		538,648.849
Flexibly Managed Fund		53,318,467.162		6,138,988.378		3,118,101.129
Large Growth Stock Fund		10,569,614.449		433,520.448		195,227.593
Large Cap Value Fund		10,568,368.845		782,348.397		444,279.757
International Equity Fund	15,330,721.158		1,592,699.735		863,144.432
Small Cap Growth Fund		3,912,592.575		266,808.417		102,401.358
Small Cap Value Fund		9,447,382.179		578,681.895		222,666.712





Proposal 4B-4. Reclassify Fundamental Policy Regarding Investments in Futures Contracts As a Non-Fundamental Policy



				FOR			AGAINST 		ABSTAIN
Quality Bond Fund		33,592,237.713		749,659.787		610,167.424
High Yield Bond Fund		14,332,365.532		834,199.402		299,762.559
Flexibly Managed Fund		53,929,256.408		5,532,912.573		3,113,387.688
Large Growth Stock Fund		10,568,814.158		451,934.722		177,613.610
Large Cap Value Fund		11,075,560.108		436,247.600		283,189.291
International Equity Fund	16,190,755.753		1,029,000.489		566,809.083

Proposal 4C-1.  Removal of Fundamental Policy Regarding Unseasoned
Issuers




				FOR			AGAINST 		ABSTAIN
Money Market Fund		125,798,658.114		19,147,169.015		9,168,779.761
Quality Bond Fund		32,954,094.795		1,069,294.464		928,675.665
Large Growth Stock Fund		10,466,956.339		498,994.978		232,411.173
Large Cap Value Fund		10,595,640.375		740,640.510		458,716.114
International Equity Fund	15,169,849.626		1,672,373.267		944,342.432

Proposal 4C-2. Removal of Fundamental Policy Regarding Investment in Other Investment Companies




				FOR			AGAINST 		ABSTAIN
Limited Maturity Fund		12,522,241.322		351,349.126		162,591.405
Large Growth Stock Fund		10,622,787.466		389,892.826		185,682.198
Index 500 Fund			26,637,919.319		2,310,718.524		1,115,503.695
Mid Cap Growth Fund		9,956,818.631		331,534.920		327,887.827
Mid Cap Value Fund		8,572,957.271		603,046.957		437,348.272
REIT Fund			5,889,487.100		342,029.535		276,856.264


Proposal 4C-3. Removal of Fundamental Policy Regarding Mortgaging and Pledging of Fund Assets




				FOR			AGAINST 		ABSTAIN
Money Market Fund		120,462,476.067		24,533,777.670		9,118,353.153
Quality Bond Fund		32,856,584.546		1,116,015.378		979,465.000
High Yield Bond Fund		13,800,203.415		1,177,403.117		488,720.961
Flexibly Managed Fund		57,342,937.998		3,509,976.172		1,722,642.499
Large Cap Value Fund		10,596,479.507		755,769.469		442,748.023
International Equity Fund	15,125,854.930		1,760,620.154		900,090.241

Proposal 4C-4. Removal of Fundamental Policy Regarding Investment in Securities Issued by its Investment Adviser




				FOR			AGAINST 		ABSTAIN
Large Growth Stock Fund		10,501,083.584		505,625.428		191,653.478

Proposal 4C-5.  Removal of Fundamental Policy Regarding Principal
Transactions with Officers and Directors




				FOR			AGAINST 		ABSTAIN
Large Growth Stock Fund		10,469,991.140		534,721.06		193,650.281

Proposal 4C-6. Removal of Fundamental Policy Regarding Allocation of Brokerage Business to Investment Adviser



				FOR			AGAINST 		ABSTAIN
Large Growth Stock Fund		10,495,010.869		509,643.400		193,708.221


Proposal 4C-7. Removal of Fundamental Policy Regarding Control of Portfolio Companies



				FOR			AGAINST 		ABSTAIN
Large Growth Stock Fund		10,551,855.716		419,114.270		227,392.504